SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

AMAZING ENERGY OIL AND GAS CO.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

AMAZING ENERGY OIL AND GAS CO.
724 E. Metler Lane
Spokane, Washington 99218
(509) 893-0171

INFORMATION STATEMENT

Introduction

This information statement is being mailed or otherwise furnished to stockholders of AMAZING ENERGY OIL AND GAS CO., a Nevada corporation (the "Company" or "We") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock of proposals to:

1.	Amend our Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of common stock from five hundred million (500,000,000) shares, par value $0.001 per share to three billion (3,000,000,000) .

2.	Reverse stock split of our outstanding common stock on a one (1) share for forty (40) share basis.

This information statement is being first sent to stockholders on or about October 31, 2014.  We anticipate that the amendments to our articles of incorporation increasing the authorized share capital and creating a class of preferred shares will become effective on or about November 20, 2014, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

On October 31, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 491,504,333 shares of common stock issued and outstanding and 79,755 shares of Series A preferred stock outstanding.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  Each share of Series A preferred stock had 10,000 votes.  The total voting power of the Series A preferred stock is 797,550,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 1,289,054,333 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders.  The common stock and Series A preferred stock constitute the sole outstanding classes of our voting securities.

The proposed amendments required the approval of a majority of the voting power of the Company.  The transfer agent for the common stock is Columbia Stock Transfer Company, 601 E. Seltice Way, Post Falls, Idaho 83854.  Its telephone number is (208) 664-3544.

On October 15, 2014, three shareholders, Jed Miesner, individually; JLM Strategic Investments, LP; and, Cornerstone Fidelity Capital, LLC., holding a majority of our voting power or 1,182,398,505 votes (91.73% of the total voting power) executed a written consent approving the increase in authorized common shares to 3,000,000,000 shares and the reverse stock split on the basis of one (1) share for each forty (40) shares outstanding.  JLM Strategic Investments, LP and Cornerstone Fidelity Capital, LLC. are owned and controlled by Jed Miesner.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of our common stock.  The Form 10-K for the year ending December 31, 2013 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference.  We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable to this action to amend the articles of incorporation and create a class of preferred stock.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of October 24, 2014, the beneficial shareholdings of persons or entities holding five percent or more of our common stock, our preferred stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial with the exception of JLM Strategic Investments, LP and Cornerstone Fidelity Capital, LLC, which are owned and controlled by Jed Miesner.

Name of	Number of	Percentage of	Number of	Percentage of
Beneficial Owner	Common Shares	Ownership	Preferred Shares	Ownership

Terrence J. Dunne (1)	10,805,919	2.20%	-	-

Daniel R. McKinney, Sr.	2,400,000	0.49%	-	-

Matthew J. Colbert	2,200,000	0.45%	-	-

Total of all executive officers and directors (3 individuals)	15,405,919	3.13%	-	-

Jed Miesner	14,377,907	2.93%	-	-

Cornerstone Fidelity Capital LLC	58,109,232	11.82%	-	-

JLM Strategic Investments, LP	312,361,366	63.55%	79,755 (2)	100%

TOTALS	384,848,505	78.30%	79,755 (2)	100%

(1)	On May 27, 1998, Terrence J. Dunne, our Principal Executive Officer, consented to the issuance of an order denying him the privilege of appearing or practicing before the Securities and Exchange Commission as an accountant for a period of three years. After three years, Mr. Dunne could have and may still apply to the Commission for permission to resume appearing or practicing before the Commission as an accountant. As of the date hereof, Mr. Dunne has not applied to the Commission for an order granting him the privilege of appearing or practicing before the Commission as an accountant. The order entered by the Commission is limited to "appearing and practicing before the Commission as an accountant". It does not prohibit Mr. Dunne from appearing and practicing before the Commission other than as an "accountant".

(2)	Each share of Series A preferred stock has 10,000 votes. Each share of Series A preferred stock has 10,000 votes. Accordingly JLM Strategic Investments has 797,550,000 Series A preferred votes and Mr. Miesner, JLM Strategic Investments, LP and Cornerstone Fidelity Capital, LLC have 384,848,505 common votes or a total of 1,182,398,505 votes, or a total of 91.73% of the total voting power which they may vote on any issue presented to the shareholders. Accordingly they have the ability to control the outcome of any issue presented to shareholders. Further, the holders of the Series A preferred stock and the Company's common stock shall vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A preferred shares having 10,000 votes per share. JLM Strategic Investments, LP and Cornerstone Fidelity Capital, LLC are owned and controlled by Jed Miesner.

PROPOSAL NO. 1
SHARE INCREASE AMENDMENT

The Board of Directors has approved, subject to stockholders' approval, an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 500,000,000 shares to 3,000,000,000 shares, par value $0.001.

The Board of Directors has determined that this amendment is advisable and in our best interests.

General

On October 15, 2014, our Board of Directors approved, declared it advisable and in our best interest and directed that there be submitted to the holders of a majority of our common stock for approval, the prospective amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from five hundred million (500,000,000) shares to three billion (3,000,000,000) shares, par value $0.001 per share.

Reasons for the Amendment

We are currently authorized to issue 500,000,000 shares of common stock. Currently, there are 491,504,333 shares of common stock outstanding. We are obligated in our contract with JLM Strategic Investments to convert their shares of Series A Preferred Stock to shares of common stock.  To convert all of their Series A Preferred Stock to shares of common stock we need to issue an additional 797,550,000 shares of common stock.  Currently, we can only issue 8,495,667 shares since our authorized shares of common stock are limited to only 500,000,000 shares.  After the increase in the authorized number of shares of common stock, there will be available for issuance, 2,508,495,667 shares of our common stock. The par value of our common stock will remain $0.001 per share. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of common stock. The share increase amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged.

The Board of Directors believes it is prudent to increase the authorized shares of common stock at this time since we are concurrently seeking shareholder approval to create a class of preferred stock. The amendment to increase the authorized shares of common stock at this time will alleviate the need to do it by a separate action sometime in the future.

More generally, the increase in the authorized number of shares of common stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. Currently, we have no plans to issue additional shares of common stock other than upon the exercise of outstanding options.

Certain Effects of the Amendment

The increase in authorized shares of common stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of common stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our Common Stock.

The holders of shares of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for shares of common stock. Accordingly, the issuance of additional shares of our common stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the common stock. The additional shares of common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

PROPOSAL NO. 2
Reverse Stock Split

On October 15, 2014, our board of directors and our principal stockholders holding a majority of our voting power approved a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for forty (40) shares basis.   The effective date of the split will be established at the discretion of our board of directors.  We presently anticipate the split to occur on or about February 15, 2015.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

Amendment to Articles of Incorporation

In connection with the Reverse Stock Split, we will not file with the State of Nevada an amendment to our articles of incorporation to reflect the split.  After the stock split, our current outstanding shares of common stock will be reduced from 491,504,333 shares to 12,287,608 shares.  Our authorized Series A Preferred Stock will remain unchanged with 10,000,000 million shares of Series A Preferred Stock authorized with a no par value per share of which 79,775 shares outstanding.  Each share of preferred stock has 10,000 votes and votes with the common shares on all matters submitted to the shareholders for a vote.

Under applicable Nevada law, a corporation may effect a reverse stock split without correspondingly decreasing the number of authorized shares of the same class or series if:

(a)	The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and
(b)	The proposal is approved by the vote of stockholders holding a majority of the voting power of the outstanding shares of the affected class or series.

Our board of directors has approved the Reverse Stock Split and stockholders holding a majority of our voting power have also approved the split by written consent.  Upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split on a one (1) share for forty (40) shares basis.   Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.

Effect of the Reverse Stock Split

Split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder's proportionate interest in our company prior to the closing of the Share Exchange, except for minor differences resulting from the rounding up of fractional shares.  The par value of our common stock will remain unchanged.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the Reverse Stock Split will not affect our total stockholders' equity.  All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will occur or be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity.  In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

Following the Reverse Stock Split, we will have issued and outstanding approximately 12,288,000 shares of common stock, without giving effect to the rounding up of fractional shares.

Following the Reverse Stock Split, we will have the corporate authority to issue 2,987,712,000 shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the Reverse Stock Split other than to issue shares of common stock in connection with the conversion of our Series A Preferred Stock.  Under the terms of the Series A Preferred Stock, when there are sufficient unissued shares of common stock available, the Series A Preferred Stock must automatically convert to common stock.  That means that an additional 797,550,000 shares of common stock will be issued to holders of the Series A Preferred Stock.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse split, we expect that our common stock will continue to be quoted on the OTC-QB and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Following the Reverse Stock Split, the share certificates you now hold will be replaced with new certificates. You are not required to exchange your certificates for new certificates.   The old certificates now in your possession will be cancelled.   In the future, new share certificates will be issued reflecting the stock split, but this in no way will affect the validity of your current share certificates.  The reverse split will occur on the effective date without any further action on the part of our stockholders.  After the effective date of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/40 shares of post-split common stock.  Certificates representing post-split common stock will be issued in due course by our transfer agent:  Columbia Stock Transfer Company, 601 E. Seltice Way, Post Falls, Idaho 83854.  Its telephone number is (208) 664-3544.

Reason for the Reverse Stock Split

We currently have 500,000,000 shares of common stock authorized.  We are committed to have to issue additional shares of common stock to our holders of our Series A Preferred Stock upon conversion of those shares to shares of common stock.  Currently, we cannot convert all of the Series A Preferred Stock to shares of common stock because we do not have enough authorized shares to permit us to do so.  Also, out stock currently trades at $0.03.  We also believe our common stock would trade better in the market if its price per share was in the $1.00 to $2.00 range.  The reverse stock split will help us achieve that objective.  Accordingly, for both of the foregoing reasons, we have elected to reverse split our shares of common stock.

GENERAL STATEMENTS

We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates.  Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares

When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a "U.S. stockholder") that is a "United States person," as defined in the Internal Revenue Code of 1986, as amended (the "Code").  This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information purposes only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split ("Old Shares") were, and the shares owned by such stockholder immediately after the Reverse Stock Split ("New Shares") will be, held as "capital assets," as defined in the Code, generally property held for investment.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder's exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis and holding period of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis and holding period in the Old Shares being exchanged.   Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

We are hereby notifying our stockholders of the approval of the Reverse Stock Split and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to all stockholders of record as of the record date established therefore.

TRANSACTION WITH AMAZING ENERGY, INC.

On October 7, 2014, we entered into a Change in Control Agreement (the "Agreement" is incorporated herein by reference from our Form 8-K filed with the SEC on October 9, 2014 as Exhibit 10.1 thereto) with certain shareholders of Amazing Energy, Inc., a Nevada corporation ("AEI") wherein said AEI shareholders agreed to purchase from us and we agreed to sell to said AEI shareholders, 384,848,504 restricted shares of our common stock and 79,755 shares of our Series A Convertible preferred stock in consideration of said AEI Shareholders transferring all right, title and interest in and to 12,829,000 shares of common stock of AEI.  Each Series A Convertible preferred share is convertible into 10,000 restricted shares of our common stock upon our articles of incorporation being amended to increase our authorized shares of common stock to allow for the issuance of the 797,550,000 additional common shares.  Upon completion of the foregoing transaction, we will own 58.44% of the total voting power of AEI and AEI will own approximately 68.00% of our total voting power. No cash was exchanged or will be in the transaction described herein.

AEI is engaged in the business of oil and gas exploration, development and production in the Permian Basin of West Texas.

In contemplation of completing the transaction with AEI, we changed our name to Amazing Energy Oil and Gas Co., Inc., a Nevada corporation.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None

Audited Financial Statements of Amazing Energy, Inc., a Nevada corporation – July 31, 2014 and 2013 – Exhibit A hereto.

Unaudited financial statements of Amazing Energy, Inc., a Nevada corporation for October 31, 2014 – Exhibit B.

Pro Forma Financial Information – Exhibit C.

We are a Small Reporting Company and accordingly, quantitative and qualitative disclosures about market risks are not required to be produced.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above actions are not required and are not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

February ___, 2015
Terrence J. Dunne
President

Exhibit A

AMAZING ENERGY, INC.

CONSOLIDATED FINANCIAL
STATEMENTS FOR THE YEARS ENDED
JULY 31, 2014 AND 2013

INDEPENDENT AUDITOR'S REPORT
To the Board of Directors
Amazing Energy, Inc.
Amarillo, Texas
We have audited the accompanying consolidated balance sheets of Amazing Energy, Inc. and its subsidiaries (collectively, the "Company") as of July 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders' equity for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amazing Energy, Inc. and its subsidiaries as of July 31, 2014 and 2013, and the results of their operations and their cash flows for each of the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Amazing Energy, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the company has suffered recurring net losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
MaloneBailey, LLP
Houston, Texas
January 22, 2015

Amazing Energy, Inc.
 Consolidated Balance Sheets
July 31, 2014

ASSETS	July 31, 2014	July 31, 2013
CURRENT ASSETS:
Cash & Cash Equivalents	434,619	1,325,004
Oil & Gas Receivables, Related Party	234,598	73,903
Prepaid Expenses and Other Current Assets	-	27,743
Total Current Assets	669,217	1,426,650

PROPERTY, PLANT AND EQUIPMENT, NET	59,917	48,796

OIL & GAS PROPERTIES, FULL COST METHOD
Evaluated Properties, net of accumulated depletion of $566,882 and $66,527 respectively	6,185,430	5,647,725
Total Oil & Gas Properties, net	6,185,430	5,647,725
Other Assets	26,621	-

TOTAL ASSETS	6,941,185	7,123,171

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable	-	23,798
Accounts Payable, Related Party	145,176	103,605
Accrued Liabilities	6,805	5,602
Interest Payable, Related Party	112,259	-
Short Term Debt, Related Party	673,695	505,271
Total Current Liabilities	937,935	638,276

LONG TERM LIABILITIES:
Asset Retirement Obligation	278,612	252,870
Long Term Debt, Related Party	2,694,779	2,863,202
Total Long Term Liabilities	2,973,391	3,116,072

TOTAL LIABILITIES	3,911,326	3,754,348

STOCKHOLDERS' EQUITY:
Common stock - $0.00001 par value; 100,000,000 shares authorized	136	137
13,666,214 and 13,718,000 shares issued, outstanding as of July 31, 2014 and 2013 Series A convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series B convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series C convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series D convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	10,000	10,000
1,000,000 shares issued and outstanding as of July 31, 2014 and 2013 Series E convertible preferred stock - $0.01 par value; 2,000,000 shares authorized	9,870	9,770
987,027 and 977,027 shares issued and outstanding as of July 31, 2014 and 2013 Treasury Stock	(90,998)	(90,998)
57,713 Shares at Cost of $1.75 and $1.50 Per Share (Employee Buy-Back) Additional Paid-In Capital	6,477,404	6,392,809
Accumulated Deficit	(3,406,553)	(2,982,895)
Total Stockholders' Equity	3,029,859	3,368,823
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	6,941,185	7,123,171

See accompanying notes to the financial statements

Amazing Energy, Inc.
Consolidated Statements of Operations
For Period Beginning August 1, 2013 through July 31, 2014

	July 31, 2014	July 31, 2013

OIL & GAS SALES	1,414,276	561,235

OPERATING EXPENSES
Lease Operating Expenses	449,960	123,024
Selling, General, & Administrative Expenses	671,873	696,908
Depreciation Expense	10,828	-
Depletion Expense	500,355	66,527
Accretion Expense	12,605	6,842
Gain on Sale of Assets	-	(36,500)

TOTAL OPERATING EXPENSES	1,645,621	856,801

LOSS FROM OPERATIONS	(231,345)	(295,566)

OTHER EXPENSE
Interest Expense	(192,313)	(191,964)
TOTAL OTHER EXPENSE	(192,313)	(191,964)

NET LOSS	(423,658)	(487,530)

See accompanying notes to the financial statements

Amazing Energy, Inc.
Consolidated Statement of Stockholders' Equity Year Ended July 31, 2014

					Preferred		Preferred		Preferred		Preferred		Preferred
	Common		Treasury		Stock		Stock		Stock		Stock		Stock		Additional		Total
	Stock		Stock		Series A		Series B		Series C		Series D		Series E		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances, July 31, 2012	13,655,500	$136	57,713	$(60,000)	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	317,581	$3,176	$5,122,720	$(2,495,365)	$2,610,667

Preferred E Shares issued for Cash	-	-	-	-	-	-	-	-	-	-	-	-	659,446	6,594	1,147,436	-	1,154,030

Treasury Shares Repurchased	-	-	-	(30,998)	-	-	-	-	-	-	-	-	-	-	-	-	(30,998)

Stock-based compensation	62,500	1	-	-	-	-	-	-	-	-	-	-	-	-	122,653	-	122,654

Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(487,530)	(487,530)

Balances, July 31, 2013	13,718,000	$137	57,713	$(90,998)	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	977,027	$9,770	$6,392,809	$(2,982,895)	$3,368,823

Forfeiture of stock award	(51,786)	(1)	-	-	-	-	-	-	-	-	-	-	-	-	(9,294)	-	(9,295)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	76,489	-	76,489

Preferred E Shares issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	10,000	100	17,400	-	17,500

Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(423,658)	(423,658)

Balances, July 31, 2014	13,666,214	$136	57,713	$(90,998)	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	1,000,000	$10,000	987,027	$9,870	6,477,404	$(3,406,553)	$3,029,859

See accompanying notes to the financial statements

Amazing Energy, Inc.
Consolidated Statements of Cash
Flows Period Ending July 31, 2014

	July 31, 2014	July 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	(423,658)	(487,530)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation	67,195	122,654
Depreciation Expense	10,828	-
Depletion Expense	500,355	66,527
Accretion Expense	12,605	6,842
Changes in Operating Assets and Liabilities:
Accounts Receivable	(160,695)	(49,582)
Prepaid Expenses & Other Current Assets	27,743	4,884
Accounts Payable	(23,798)	(313,073)
Accounts Payable, Related Party	34,560	103,605
Accrued Expenses	113,462	(6,650)
Employee Receivables	-	16,245

Net cash provided by (used in) operating activities	158,597	(536,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of property and equipment	(21,949)	(3,054)
Cash paid for purchase of oil and gas properties	(1,048,697)	(1,604,388)
Cash received for sale of oil and gas properties	30,785	-
Cash paid for Security Deposits	(26,621)	-

Net cash used in investing activities	(1,066,482)	(1,607,442)

CASH FLOWS FROM FINANCING ACTIVITIES:s
Proceeds from the sale of Preferred Stock	17,500	1,154,030
Purchase of Treasury Shares	-	(30,998)

Net cash provided by financing activities	17,500	1,123,032

NET DECREASE IN CASH AND CASH EQUIVALENTS	(890,385)	(1,020,488)

CASH AND CASH EQUIVALENTS - BEGINNING	1,325,004	2,345,492
CASH AND CASH EQUIVALENTS - ENDING	434,619	1,325,004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest Paid	80,185	191,964

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Adjustment to oil & gas properties for returned leaseholder payments	-	105,600

Asset Retirement Obligation Incurred	24,847	107,292

Revisions in Estimate of ARO	(11,710)	-

Oil & gas additions in AP	7,014	-

See accompanying notes to the financial statements

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business

Amazing Energy, Inc. (the "Company") was formed in 2010 as a Texas corporation and redomesticated to Nevada in 2011. The Company owns interests in oil and gas properties located in Texas and is engaged primarily in the acquisition, exploration and development of oil and gas properties and the production and sale of oil and natural gas.  Amazing Energy, LLC was formed in December 2008 as a Texas Limited Liability Company. In December of 2010, Amazing Energy, Inc. and Amazing Energy, LLC were combined as commonly controlled entities.

Note 2. Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.

At July 31, 2014, the Company had not yet achieved profitable operations, had accumulated losses of $3,406,552 since its inception and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management's plan to address the Company's ability to continue as a going concern includes:  (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtain loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3. Significant Accounting Policies

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

Basis of presentation – The financial statements are presented on a consolidated basis and include all of the accounts of Amazing Energy, Inc. and its wholly owned subsidiary, Amazing Energy LLC. All significant intercompany balances and transactions have been eliminated.

Risks and uncertainties – The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating an emerging business, including the potential risk of business failure.

Concentration of risks – The Company's cash is placed with a highly rated financial institution, and the Company periodically reviews the credit worthiness of the financial institutions with which it does business. At times, the Company's cash balances are in excess of amounts guaranteed by the Federal Deposit Insurance Corporation.

Cash and Cash Equivalents – The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes - We account for income taxes using the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of (i) temporary differences between financial statement carrying amounts of assets and liabilities and the basis of these assets and

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

liabilities for tax purposes and (ii) operating loss and tax credit carry-forwards for tax purposes. Deferred tax assets are reduced by a valuation allowance when management concludes that it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

Fair value of financial instruments – Financial instruments consist of cash, accounts receivable, accounts payable, accounts payable to related party, and notes payable to related party. The estimated fair values of cash, accounts receivable, accounts payable, accounts payable to related party, and related party payables approximate the carrying amount due to the relatively short maturity of these instruments.

Accounts receivable – Accounts receivable consist of uncollateralized oil and natural gas revenues due under normal trade terms, as well as amounts due from working interest owners of oil and gas properties for their share of expenses paid on their behalf by the Company. Management reviews receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectible. As of July 31, 2014 and July 31, 2013, no valuation allowance was considered necessary.

Investment in oil and gas properties – The Company uses the full cost method of accounting for exploration and development activities as defined by the Securities and Exchange Commission ("SEC"). Under this method of accounting, the costs of unsuccessful, as well as successful, exploration and development activities are capitalized as properties and equipment. This includes any internal costs that are directly related to property acquisition, exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves.

Oil and gas properties include costs that are excluded from costs being depleted or amortized. Oil and natural gas property costs excluded represent investments in unevaluated properties and include non-producing leasehold, geological, and geophysical costs associated with leasehold or drilling interests and exploration drilling costs. The Company allocates a portion of its acquisition costs to unevaluated properties based on relative value. Costs are transferred to the full cost pool as the properties are evaluated over the life of the reservoir.

Depreciation, depletion, and amortization – The depreciable base for oil and natural gas properties includes the sum of all capitalized costs net of accumulated depreciation, depletion, and amortization ("DD&A"), estimated future development costs and asset retirement costs not included in oil and natural gas properties, less costs excluded from amortization. The depreciable base of oil and natural gas properties is amortized on a unit-of-production method.

Ceiling test – Future production volumes from oil and gas properties are a significant factor in determining the full cost ceiling limitation of capitalized costs. Under the full cost method of accounting, the Company is required to periodically perform a "ceiling test" that determines a limit on the book value of oil and gas properties. If the net capitalized cost of proved oil and gas properties, net of related deferred income taxes, plus the cost of unproved oil and gas properties, exceeds the present value of estimated future net cash flows discounted at 10 percent, net of related tax affects, plus the cost of unproved oil and gas properties, the excess is charged to expense and reflected as additional accumulated DD&A. The ceiling test calculation uses a commodity price assumption, which is based on the unweighted arithmetic average of the price on the first day of each month for each month within the prior 12-month period and excludes future cash outflows related to estimated abandonment costs. The Company did not recognize impairment on its oil and gas properties during the years ended July 31, 2014 and 2013. Due to the volatility of commodity prices, should oil and natural gas prices decline in the future, it is possible that a write-down could occur. Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. The independent engineering estimates include only those amounts considered to be proved reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place or for which transportation and/or marketing contracts are not in place. Estimated reserves to be developed through secondary or tertiary recovery processes are classified as unevaluated properties.

The determination of oil and gas reserves is a subjective process, and the accuracy of any reserve estimate depends on the quality of available data and the application of engineering and geological interpretation and judgment. Estimates of economically recoverable reserves and future net cash flows depend on a number of variable factors and assumptions that are difficult to predict and may vary considerably from actual results. In particular, reserve estimates for wells with limited or no production history are less reliable than those based on actual production. Subsequent re- evaluation of reserves and cost estimates related to future development of proved oil and gas reserves could result in significant revisions to proved reserves.  Other issues, such as changes in regulatory requirements, technological

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

advances, and other factors, which are difficult to predict, could also affect estimates of proved reserves in the future.

Gains and losses on the sale of oil and gas properties are not generally reflected in income. Sales of less than 100% of the Company's interest in the oil and gas property are treated as a reduction of the capital cost of the field, with no gain or loss recognized, as long as doing so does not significantly affect the unit-of-production depletion rate. Costs of retired equipment, net of salvage value, are usually charged to accumulated depreciation.

Recoverability of Long-Lived Assets -The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment ("ASC 360-10"). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Events relating to recoverability may include significant unfavorable changes in business conditions or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

The company did not recognize any impairment of its oil and gas properties during the years ended July 31, 2014 and 2013.

Asset retirement obligations – Accounting principles require that the fair value of a liability for an asset's retirement obligation ("ARO") be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost be capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then-present value each subsequent period, and the capitalized cost is depleted over the useful life of the related asset. Abandonment cost incurred is recorded as a reduction to the ARO liability.

Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit-adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental, and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance.

Asset retirement obligation activity is disclosed in Note 11.

Share-based compensation – Compensation cost for equity awards is based on the fair value of the equity instrument on the date of grant and is recognized over the period during which an employee is required to provide service in exchange for the award. Compensation cost for liability awards is based on the fair value of the vested award at the end of each period.

Revenue recognition – The Company predominantly derives its revenue from the sale of produced crude oil and natural gas. Revenue is recorded in the month the product is delivered to the purchaser. At the end of each month, the Company estimates the amount of production delivered to purchasers and the price received. Variances between the Company's estimated revenue and actual payment are recorded in the month the payment is received; however, differences have been insignificant.

Environmental laws and regulations – The Company is subject to extensive federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. The Company believes that it is in compliance with existing laws and regulations.

Recent accounting pronouncements – No effect of recent accounting pronouncements.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Note 4. Oil and Gas Properties

The Company is currently participating in oil and gas exploration activities in Texas. All of the Company's oil and gas properties are located in the United States. Oil and gas properties are stated at cost. During the year ended July 31, 2014, the company had increased production year over year, with gross production of approximately 15,135 BBL and 125,209 MCF during the year.

TEXAS

Pecos County, Texas - The Company has leaseholds within approximately 70,000 contiguous acres in Pecos County, Texas, which lies within the Permian Basin. The property is located in the Northeast region of the County. The Pecos leasehold is comprised of multiple leases, and the Company has working interest in these leases. The Company has drilled 17 wells throughout this property, 11 producing and 6 shut-in. The Company has working interest in this acreage and has capitalized $6,674,565 of cost in evaluated properties. (See Note 8)

Erath County, Texas - The Patillo lease is located in Erath County, Texas, which is in close proximity to Stephenville, Texas and Mineral Wells, Texas. The Patillo Lease is approximately 200 acres and the Company owns 10% of the working interest in this lease. The Company has capitalized $16,000 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

Palo Pinto County, Texas - The Graford lease is located in Palo Pinto County, Texas, which is in close proximity to Graford, Texas. The Graford Lease is approximately 31 acres. The Company owns 10% of the working interest in this lease and has capitalized $11,000 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

The Kayler Reese lease is located in Palo Pinto County, Texas, which is in close proximity to Mineral Wells, Texas. The Kayler Reese lease is approximately 105 acres and the Company owns 10% of the working interest in this lease. This property was subsequently sold. (See Note 13)

The Tolbert lease is located in Palo Pinto County, Texas, which is in close proximity to Mineral Wells, Texas. The Tolbert lease is approximately 320 acres with two existing producing wellbores. The Company owns 87.5% of the working interest this lease has capitalized $33,660 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

The M.A. Green lease is located in Palo Pinto County, Texas, which is in close proximity to Graford, Texas. The M.A. Green lease is approximately 45 acres. The Company owns 10% of the working interest in this lease and has capitalized $34,500 of cost in evaluated properties. This property was subsequently sold. (See Note 13)

Parker County, Texas – The Grimes lease is located in Parker County, Texas which is in close proximity to Mineral Wells, Texas.  The Grimes lease is   approximately   20 acres.  The company owns 28% of the working interest in this lease.  This property was subsequently sold. (See Note 13)

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Note 5. Related Party Payables and Short-Term Debt

As of July 31, 2014, related party payables consisted of accrued oil and gas drilling expenses billed to Amazing Energy, Inc. by Jilpetco, Inc.  The related party payable totals $145,176 and accrued and unpaid interest on related party long-term debt of $112,259. The related party payables and Short-term Debt at July 31, 2013 were $103,605 and $173,704 respectively.  Long-term portions of related party debt are discussed further in Note 11.

Note 6. Commitments and Contingencies

The Company is subject to contingencies as a result of environmental laws and regulations.  Present and future environmental laws and regulations applicable to the Company's operations could require substantial capital expenditures or could adversely affect its operations in other ways that cannot be predicted at this time.  As of July 31, 2014 and 2013, no amounts had been recorded because no specific liability has been identified that is reasonably probable of requiring the Company to fund any future material amounts.

Lease Commitments - Our principal executive offices are in leased office space in Amarillo, Texas.  The leased office space consists of approximately 3,700 square feet and is leased through February 28, 2019.

Legal Proceedings - During the ordinary course of business, the Company may become involved in legal proceeding with third parties. These proceedings are subject to the uncertainties inherent in any litigation, and require judgment to determine the significance of the contingency or uncertainty. In the event of litigation, we plan to defend ourselves vigorously in all such matters. As of July 31, 2014, we were not involved in any litigation matters.

Note 7. Stockholders'  Equity

Preferred Stock Series A - Series A Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $0.75 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $0.60 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)	liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;
(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 125% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series A Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series A Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$28,151	1,250,000	10
Year Ended July 31, 2012	$88,151	1,250,000	10
Year Ended July 31, 2013	$148,151	1,250,000	10
Year Ended July 31, 2014	$208,151	1,250,000	10

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Preferred Stock Series B - Series B Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.00 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $0.83 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)	liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights; (f) no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company , at a 120% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series B Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series B Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$18,848	1,182,000	37
Year Ended July 31, 2012	$97,648	1,182,000	37
Year Ended July 31, 2013	$176,448	1,182,000	37
Year Ended July 31, 2014	$255,248	1,182,000	37

Preferred Stock Series C - Series C Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.25 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $1.09 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)	liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;
(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 115% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series C Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series C Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$8,333	1,150,000	11
Year Ended July 31, 2012	$108,333	1,150,000	11
Year Ended July 31, 2013	$208,333	1,150,000	11
Year Ended July 31, 2014	$308,333	1,150,000	11

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Preferred Stock Series D - Series D Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.50 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $1.36 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)
liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;

(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 110% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

As of July 31, 2014, there were 1,000,000 shares of Series D Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series D Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$-	-	0
Year Ended July 31, 2012	$75,579	1,100,000	43
Year Ended July 31, 2013	$195,579	1,100,000	43
Year Ended July 31, 2014	$315,579	1,100,000	43

Preferred Stock Series E - Series E Preferred Stock has the following features:

(a)	ranks superior to the Common Stock and all future‐created series of Preferred Stock;
(b)	cumulative dividends accrue in the amount of eight percent of the stated value of $1.75 per share, payable annually in cash or stock, at the option of the Corporation;
(c)	convertible into Common Stock at a conversion price of $1.67 per share;
(d)	redeemable at the option of the Company at any time after twelve months at a price equal to 120% of the stated value;
(e)
liquidation preference in an amount per share equal to the greater of (i) the stated value plus all accrued and unpaid dividends on such share, if any, or (ii) the per share amount a holder of Series A Preferred Stock would have been entitled to receive if such holder had exercised its conversion rights;

(f)	no voting rights;
(g)	voluntary conversion by the holder, and mandatory conversion upon request of the Company, at a 105% premium, following a change of control; and
(h)	standard anti‐dilution adjustments for common stock dividends and splits, mergers and similar transactions.

During the year ended July 31, 2013, the Company sold 659,446 shares of Series E Preferred Stock for $1,154,031. During the year ended July 31, 2014, the Company sold 10,000 shares of Series E Preferred Stock for $17,500.

As of July 31, 2014, there were 987,027 shares of Series E Preferred Stock issued and outstanding.

As of July 31, 2014, no dividends had been declared.  Below is a table of the cumulative Preferred Dividends.

Fiscal Period	Accrued Series E Preferred Dividends	Shares of Common Stock Issued from Conversion	Number of Accredited Investors
Year Ended July 31, 2011	$-	-	0
Year Ended July 31, 2012	$812	333,460	5
Year Ended July 31, 2013	$115,810	1,025,878	23
Year Ended July 31, 2014	$253,461	1,036,878	24

The company has evaluated all preferred stock issuances for derivatives and Beneficial Conversion Features at issuance date and determined that these features do not apply.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Common Stock

During the year ended July 31, 2014, the Company did not issue any shares under its stock-based compensation plan. During the year ended July 31, 2014, the Company recognized a total of $67,195 in net stock-based compensation related to prior year awards; which includes ($9,294) for forfeitures of stock awards.

During the year ended July 31, 2013, the Company issued a total of 62,500 shares as part of a stock-based compensation award to various employees and directors.  The Company recognized related stock-based compensation expense of $57,580. During the year ended July 31, 2013, the Company recognized a total of $65,074 in stock-based compensation related to prior year awards. Total stock-based compensation for the fiscal year was $122,653.

As of July 31, 2014 and July 31, 2013, there were 13,666,214 and 13,718,000 shares of Common Stock issued and outstanding.

As there is no public market for common shares of Amazing Energy, Inc., the Company derived the fair value of its common shares from the per share price paid for its convertible preferred stock.

Note 8. Capitalized Costs

The aggregate amount of capitalized costs related to oil and gas producing activities and the aggregate amount of the related accumulated depreciation, depletion and amortization ("DD&A"), including any accumulated valuation allowances, are reflected in the table below for the years ended July 31, 2014 and 2013.

	2014	2013

Total capitalized costs	6,752,312	5,714,252

Less accumulated depreciation, depletion and
amortization	(566,882)	(66,527)
Net capitalized costs	$6,185,430	$5,647,725

Note 9. Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.  The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

Authoritative guidance for uncertainty in income taxes requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an examination.   Management has reviewed the Company's tax positions and determined there were no uncertain tax positions requiring recognition in the consolidated financial statements.  The Company's tax returns remain subject to Federal and State tax examinations for all tax years since inception as none of the statutes have expired. Generally, the applicable statutes of limitation are three to four years from their respective filings.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Estimated interest and penalties related to potential underpayment on any unrecognized tax benefits are classified as a component of tax expense in the statement of operation.  The Company has not recorded any interest or penalties associated with unrecognized tax benefits for any periods covered by these financial statements.

The following is a reconciliation between the federal income tax benefit computed at the statutory federal income tax rate of 35% and actual income tax provision for the years ended July 31, 2014 and 2013:

	Year ended	Year ended
	July 31, 2014	July 31, 2013

Federal Income Tax Benefit at:

Statutory Rate	(784,228)	(640,184)
Permanent Differences	14,867	9,984
Valuation Allowance	769,361	630,200
Provision for Income Taxes	-	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at July 31, 2014 and July 31, 2013 are as follows:

	July 31, 2014	July 31, 2013

Deferred Tax Assets:
Net Operating Loss	$2,091,317	$1,721,777
Carryforward

Accruals	-	-
Reserves	-	-
Deferred Tax Liabilities:
Intangible drilling and other costs for oil and gas properties	(1,321,956)	(1,091,577)
Net deferred tax assets and liabilities	769,361	630,200

Less valuation allowance	(769,361)	(630,200)

Total deferred tax assets and liabilities	$-	$-

The federal net operating loss carry forward will begin to expire in 2031.  Realization of the deferred tax asset is dependent, in part, on generating sufficient taxable income prior to expiration of the loss carry forwards.  The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

Note 10. Related Party Long-Term Debt

On January 3, 2011, the Company formalized the loan agreements with the former owners of Amazing Energy, LLC (and current shareholders of Amazing Energy, Inc.) for the total of $3,040,000. These notes mature on December 31,
2021 and bear interest at the rate of 6% per annum.

On December 31, 2010, Amazing Energy, LLC entered into a line of credit agreement with the majority shareholder of Amazing Energy, Inc.  During the year ended July 31, 2011, the Company borrowed a total of $434,073 on the line of credit for company expenditures. Funds advanced on the line of credit mature on December 31, 2031 and bear interest at the rate of 3% per annum.

The operator of Amazing Energy, Inc.'s oil and gas properties is Jilpetco, Inc., a company controlled by one of the partners of the majority shareholder of Amazing Energy, Inc. During 2014, 100% of the Company's oil and gas sales came from Jilpetco, Inc., including the outstanding receivable of $234,598. During 2013, 100% of the Company's oil

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

and gas sales came from Jilpetco, Inc., including the outstanding receivable of $73,903.

In addition, the Company purchased various oil and gas working interests from another commonly controlled entity during 2011.  During  the  year  ended  July  31,  2014,  the  company  paid  a  total  of $1,446,361 to these common controlled entities for drilling costs and lease operating expenses.    For the year ended July 31, 2013, the Company paid a total of $1,307,145 to these common controlled entities for the purchase of oil and gas working interests and drilling costs.

As of July 31, 2014, total debt due to related parties was $3,368,474, of which $2,694,779 was long-term and $673,695 was short-term.

Note 11. Asset Retirement Obligations

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long‐lived asset. The Company depletes the amount added to proved oil and gas property costs and gathering assets using the units‐of‐production method. The Company's asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method. The information below reconciles the value of the asset retirement obligation for the periods presented.

	July 31, 2013	July 31, 2014

Asset retirement obligation – beginning of period	$252,870	$138,736
Asset retirement obligation incurred	24,847	107,292
Asset retirement obligation sold	-	-
Accretion	12,605	6,842
Revisions in estimated cash flows	(11,710)	-
Cost incurred	-	-
Asset retirement obligation – end of period	$278,612	$252,870

Note 12. Supplemental Oil and Gas Disclosures (Unaudited)

Costs Incurred

Costs incurred in oil and gas property acquisition, exploration and development activities, whether expensed or capitalized, are reflected in the table below for the years ended July 31, 2014 and 2013.

Year ended July 31, 2014	United States

Acquisition costs of properties:
Proved .........................................................................................................................................	$—
Unproved ....................................................................................................................................
Exploration costs ....................................................................................................................................	—
Development costs..................................................................................................................................	1,055,711

Total................................................................................................................................	$1,055,711

Year ended July 31, 2013
Acquisition costs of properties:
Proved .........................................................................................................................................	$443,403

Unproved ....................................................................................................................................	—

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

United States

Exploration costs ....................................................................................................................................	—
Development costs..................................................................................................................................	937,564
Total................................................................................................................................	$1,380,967

Capitalized Costs

The aggregate amount of capitalized costs related to oil and gas producing activities and the aggregate amount of the related accumulated depreciation, depletion and amortization ("DD&A"), including any accumulated valuation allowances, are reflected in the table below for the years ended July 31, 2014 and 2013.

As of July 31, 2014	United States

Proved properties .............................................................................................................................	$6,752,312
Unproved properties ........................................................................................................................	—
Total oil and gas properties .................................................................................................	6,752,312
Accumulated DD&A .......................................................................................................................	(566,882)
Net oil and gas properties ....................................................................................................	$6,185,430

As of July 31, 2013

Proved properties .............................................................................................................................	$5,714,252
Unproved properties ........................................................................................................................	—
Total oil and gas properties .................................................................................................	5,714,252
Accumulated DD&A .......................................................................................................................	(66,527)
Net oil and gas properties ....................................................................................................	$5,647,725

Proved Oil and Gas reserves

Proved oil and gas reserves were estimated by independent petroleum engineers. The reserves were based on the following assumptions:

•	Future revenues were based on an unweighted 12-month average of the first-day-of-the-month price held constant throughout the life of the properties.

•	Production and development costs were computed using year-end costs assuming no change in present economic conditions.

•	Future net cash flows were discounted at an annual rate of 10%.

Reserve estimates are inherently imprecise and these estimates are expected to change as future information becomes available.

Basis of Presentation

2014 and 2013 proved oil and gas reserve quantities are based on estimates prepared by Mire & Associates, Inc., Petroleum Engineering Consultants and Thomas L. McCray independent petroleum engineers, respectively. There are numerous uncertainties in estimating quantities of proved reserves and projecting future rates of production and the timing of development expenditures. These uncertainties are greater for properties which are undeveloped or have a limited production history, such as our properties. The following reserve data represents estimates only and actual reserves may vary substantially from these estimates. All of our proved reserves were in United States as of July 31, 2014 and 2013. Our net quantities of proved developed and undeveloped reserves of crude oil and gas and changes therein are reflected in the table below.

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

As of July 31, 2014, we had 17 wells drilled with 11 producing and 6 wells shut-in awaiting either workovers or completions.

The proved reserves as of July 31, 2014 represent the reserves that were estimated to be recovered from 17 current wells and 4 wells planned but not yet drilled. All direct offset well locations in this report are proved undeveloped and are based on 10-acre drainage patterns unless current developed completions are estimated to drain an area larger than their volumetric assignment. In this case, the reserves of certain offset locations have been reduced. All locations have a scheduled Queens and/or Grayburg reservoir completion and each of these reservoir completions includes the cost of drilling a single wellbore. All reserves included in this report were estimated using either historical performance or volumetric methods.

Estimated Quantities of Net Proved Oil and Natural Gas Reserves

For the Year Ended July 31,	2014		2013
	Oil (1)	Natural Gas (1)	Oil (1)	Natural Gas (1)
Net proved developed and undeveloped reserves:
Beginning of year.......................................................................	597,898	1,992,686	274,806	3,455,532
Revisions of previous estimates ........................................	(351,117)	(1,112,901)	189,994	(1,898,551)
Extensions, discoveries and other additions......................	39,435	283,223	138,498	463,091
Production ..........................................................................	(11,466)	(107,458)	(5,400)	(27,386)

End of year................................................................................	274,750	1,055,550	597,898	1,992,686

Net proved developed reserves:
Beginning of year......................................................................	419,214	1,677,460	159,339	2,210,372

End of year...............................................................................	201,150	753,670	419,214	1,677,460

1 Oil reserves are stated in barrels; gas reserves are stated in thousand cubic feet.

The downward revision of previous gas reserves estimates was primarily due reassessment of reservoir mapping based on additional log analysis from drilling.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following information was developed utilizing procedures prescribed by Accounting Standards Codification 932-235 (ASC 932-235), "Disclosures about Oil and Gas Producing Activities." The information is based on estimates prepared by independent petroleum engineers. The "standardized measure of discounted future net cash flows" should not be viewed as representative of the current value of our proved oil and gas reserves. It and the other information contained in the following tables may be useful for certain comparative purposes, but should not be solely relied upon in evaluating us or our performance.

In reviewing the information that follows, we believe that the following factors should be taken into account:

•	future costs and sales prices will probably differ from those required to be used in these calculations;

•	actual production rates for future periods may vary significantly from the rates assumed in the calculations;

•	a 10% discount rate may not be reasonable relative to risk inherent in realizing future net oil and gas revenues;

•	and future net revenues may be subject to different rates of income taxation.

Under the standardized measure, future cash inflows were estimated by applying year-end oil and gas prices applicable to our reserves to the estimated future production of year-end proved reserves. Future cash inflows do not reflect the impact of open hedge positions. Future cash inflows were reduced by estimated future development, abandonment and production costs based on year-end costs in order to arrive at net cash flows before tax. Future

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

income tax expense has been computed by applying year-end statutory tax rates to aggregate future pre-tax net cash flows reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate and year- end prices and costs are required by ASC 932-235.

In general, management does not rely on the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible outcomes.

Basis of Presentation

The standardized measure data includes estimates of oil and gas reserve volumes and forecasts of future production rates over the reserve lives. Estimates of future production expenditures, including taxes and future development costs, are based on management's best estimate of such costs assuming a continuation of current economic and operating conditions. No provision is included for depletion, depreciation and amortization of property acquisition costs or indirect costs. Income tax expense has been computed using expected future tax rates and giving effect to tax deductions and credits available, under current laws, and which relate to oil and gas producing activities. The sales prices used in the calculation are the year-end prices of crude oil and natural gas, which as of July 31, 2014 and 2013 were $96.52 and $90.00 per barrel and $4.199 and $4.00 per million cubic foot of gas, respectively. Changes in prices and cost levels, as well as the timing of future development costs, may cause actual results to vary significantly from the data presented. This information is not intended to represent a forecast or fair market value of the Company's oil and gas assets, but does present a standardized disclosure of discounted future net cash flows that would result under the assumptions used.

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for 2014 and 2013 were as follows:

Standardized Measure of Discounted Future Net Cash Flows

July 31, 2014:

Future cash inflows ..............................................................................................................	$27,530,730
Future production costs ........................................................................................................	(8,252,720)
Future development costs......................................................................................................	(1,908,400)
Future income tax expense....................................................................................................	(6,079,363)
10% discount for estimated timing of cash flows.................................................................	(3,529,403)
Standardized measure of discounted future net cash flows..................................................	$7,760,844

July 31, 2013:

Future cash inflows	$61,781,556
Future production costs	(12,281,127)
Future development costs	(2,799,400)
Future income tax expense	(16,345,361)
10% discount for estimated timing of cash flows	(19,887,367)
Standardized measure of discounted future net cash flows	$10,468,301

The following table presents a reconciliation of changes in the standardized measure of discounted future net cash flows:

Changes in the Standardized Measure of Discounted Future Net Cash Flows

	Year Ended July 31,
	2014	2013
Standardized Measure, beginning of year	$10,468,301	$9,438,367
Sales of oil produced, net of production costs	(964,317)	(438,211)
Net changes in prices, development and production costs	(3,492,083)	9,653,916
Extensions, discoveries and improved recovery, less related costs	2,605,202	4,117,711
Development costs incurred and changes during the period	1,055,711	(1,539,553)
Revisions of previous quantity estimates	(8,232,979)	(3,971,029)
Accretion of discount	4,059,268	(420,242)
Net changes in production rates and other	428,376	(5,546,861)
Net change in income taxes	1,833,365	(825,797)

Standardized Measure, end of year	$7,760,844	$10,468,301

AMAZING ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2014 AND 2013

Note 13. Subsequent Events

Management reviewed all events that occurred subsequent to July 31, 2014 and through January 22, 2015, and there were no significant items to disclose other than the following:

On August 1, 2014, the Company sold all of its non-core oil and gas assets for a total purchase price of $66,777. These include all leases and wells not located in Pecos County, Texas.

On October 2, 2014, the Company sold 2,500,000 shares of common stock at $0.60 per share in a private placement. The net proceeds of the sale of stock was $1,500,000.

On October 3, 2014, the Company granted and aggregate of 125,000 shares of common stock to its officers and directors. Three directors each received 25,000 shares of commons stock and one officer received 50,000 shares.

On October 8, 2014, the Company declared and paid dividends on its preferred stock totaling $1,432,017.

On October 8, 2014, the Company converted 4,972,027 of its outstanding preferred stock into 5,718,378 shares of its common stock and repurchased 15,000 shares of preferred stock from two holders. After this, there were no shares of preferred stock outstanding.

On October 9, 2014, the Company entered into a change in control agreement with Gold Crest Mines, Inc., a US publicly traded company registered with the Securities and Exchange Commission. Under the terms of the agreement, certain controlling shareholders of Amazing Energy, Inc. exchanged 12,829,000 shares of its common stock to Gold Crest Mines, Inc. for 384,848,504 shares of common stock and 79,755 shares of Series "A" convertible preferred stock of Gold Crest Mines. Each Series "A" convertible preferred share is convertible into 10,000 shares of Gold Crest Mines, Inc. common stock. The completion of the transaction is subject to the amendment of the articles of incorporation of Gold Crest Mines, Inc. to increase the authorized common stock of the Company, the reverse split of the outstanding shares of common stock, and the conversion of the Series "A" convertible stock into shares of common stock.  Based upon the foregoing, it is the position of Gold Crest Mines Inc. that the transaction is not complete and the obligation to furnish the financial statements provided for in Item 9.01(a)(4) of Form 8-K has not begun to run until such time as the increase in the authorized shares of common stock has occurred, the shares of common stock are reverse split, and the conversion of the Series A convertible stock has occurred.  Gold Crest Mines Inc. has filed a preliminary Schedule 14C and amended preliminary Schedule 14C, but the SEC has not approved of the disclosure therein.  Gold Crest Mines, Inc. is endeavoring to satisfy the SEC comments and as part of its response to the SEC comments must file with an amended Schedule 14C, certain audited financial statements, unaudited financial statements, and pro forma financial statements required by Item 9.01(a)(1) of Form 8-K.

On October 20, 2014, Gold Crest Mines, Inc. changed its name to Amazing Energy Oil and Gas, Co.

On December 2, 2014, the Company sold 28,000 shares of common stock at $0.83 per share for net proceeds of $23,325.

Exhibit B

AMAZING ENERGY, INC.
TABLE OF CONTENTS

Page

PART I.	FINANCIAL INFORMATION

Item 1.	Financial Statements (unaudited)

	Consolidated Balance Sheet – October 31, 2014 and July 31, 2014	F-1

	Consolidated Statement of Operations - for the three months ended October 31, 2014 and 2013	F-2

	Consolidated Statement of Cash Flows - for the three months ended October 31, 2014 and 2013	F-3

	Notes to Unaudited Consolidated Financial Statements	F-4

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements
AMAZING ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	October 31, 2014	July 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$384,515	$434,619
Oil and gas receivables, related party	182,531	234,598

Total current assets	567,046	669,217

Property, Plant and Equipment, net	58,149	59,917

Oil and Gas Properties, Full Cost Method
Evaluated properties, net of accumulated depletion of $677,206 and $566,882 respectively	6,173,293	6,185,430

Total oil and gas properties, full cost method	6,173,293	6,185,430

Other assets, net	26,621	26,621

	$6,825,109	$6,941,185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$100	$-
Accounts payable, related party	101,990	145,176
Accrued liabilities	7,561	6,805
Interest payable, related party	160,369	112,259
Short-term debt, related party	673,695	673,695

Total current liabilities	943,715	937,935

Long-term Liabilities:
Asset retirement obligation	282,053	278,612
Long-term debt, related party	2,694,779	2,694,779

Total long-term liabilities	2,976,832	2,973,391

Shareholders' Equity:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, 0 and 4,987,027 shares issued and outstanding	-	49,870
Common stock, $0.00001 par value per share, 100,000,000 shares authorized, 22,009,592 and 13,666,214 issued and outstanding	220	136
Treasury Stock	(112,998)	(90,998)
Additional paid-in capital	6,666,730	6,477,404
Accumulated deficit	(3,649,390)	(3,406,553)

Total shareholders' equity	2,904,562	3,029,859

	$6,825,109	$6,941,185

The accompanying notes are an integral part of these unaudited consolidated financial statements.
F-1

AMAZING ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,
	2014	2013

Revenue from oil and gas sales, net	$324,317	$181,605

Operating costs and expenses:
Lease operating expense	218,000	80,104
Selling, general and administrative expenses	185,614	147,051
Depreciation expense	1,768	2,707
Depletion expense	110,324	97,574
Accretion expense	3,441	3,151

Total operating costs and expenses	519,147	330,587

Operating loss	(194,830)	(148,982)

Other income (expense):
Interest income	104	-
Interest expense	(48,111)	(48,096)

Total other income (expense)	(48,007)	(48,096)

Net loss	$(242,837)	$(197,078)

The accompanying notes are an integral part of these unaudited consolidated financial statements.
F-2

AMAZING ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
 (Unaudited)

	Three Months Ended October 31,
	2014	2013

Operating Activities:
Net loss	$(242,837)	$(197,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	71,557	16,799
Depreciation expense	1,768	2,707
Depletion expense	110,324	97,574
Accretion expense	3,441	3,151
Changes operating assets and liabilities:
Accounts receivable	52,067	(15,518)
Accounts payable	100	84,705
Accounts payable, related party	(43,186)	(79,837)
Accrued expenses	48,866	53,575
Net cash provided by operating activities	2,100	(33,922)

Investing Activities:
Proceeds from the sale of oil and gas properties	66,777	-
Cash paid for purchase of property and equipment	-	(6,312)
Cash paid for purchase of oil and gas properties	(164,964)	(123,261)
Net cash used in investing activities	(98,187)	(129,573)

Financing Activities:
Proceeds from sale of common stock, net	1,500,000	-
Purchase of treasury shares	(22,000)	-
Cash paid for preferred stock dividends	(1,432,017)	-
Net cash provided by financing activities	45,983	-

Net increase (decrease) in cash and cash equivalents	(50,104)	(163,495)

Cash and cash equivalents, beginning of period	434,619	1,325,004

Cash and cash equivalents, end of period	$384,515	$1,161,509

The accompanying notes are an integral part of these unaudited consolidated financial statements.
F-3

AMAZING ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business

Amazing Energy, Inc. (the "Company") was formed in 2010 as a Texas corporation and redomesticated to Nevada in 2011. The Company owns interests in oil and gas properties located in Texas and is engaged primarily in the acquisition, exploration and development of oil and gas properties and the production and sale of oil and natural gas.  Amazing Energy, LLC was formed in December 2008 as a Texas Limited Liability Company. In December of 2010, Amazing Energy, Inc. and Amazing Energy, LLC were combined as commonly controlled entities.

Note 2. Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.

At October 31, 2014, the Company had not yet achieved profitable operations, had accumulated losses of $3,649,390 since its inception and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management's plan to address the Company's ability to continue as a going concern includes:  (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtain loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3. Significant Accounting Policies

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

Basis of presentation – These unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). These consolidated financial statements do not contain all of the information required for annual financial statements.  Accordingly, they should be read in conjunction with the most recent annual financial statements of Amazing Energy, Inc.

The unaudited financial consolidated statements have been compiled using the significant accounting policies as set out in the audited financial statements of Amazing Energy, Inc. for the year ended July 31, 2014. The unaudited consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Amazing Energy, Inc.

It is management's opinion that these consolidated financial statements include all adjustments necessary for fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with

F-4

Amazing Energy, Inc.'s accounting policies.  No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction.

Environmental laws and regulations – The Company is subject to extensive federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. The Company believes that it is in compliance with existing laws and regulations.

Recent accounting pronouncements – No effect of recent accounting pronouncements.

Note 4. Oil and Gas Properties

The Company is currently participating in oil and gas exploration activities in Texas. All of the Company's oil and gas properties are located in the United States. Oil and gas properties are stated at cost. During the three months ended October 31, 2014, the company had increased production on a barrel of oil equivalent basis by 106% as compared to the same three month period ended in 2013, with gross production of approximately 4,408 barrels and 21,297 million cubic feet (MCF) during the period.

TEXAS

Pecos County, Texas - The Company has leaseholds within approximately 70,000 contiguous acres in Pecos County, Texas, which lies within the Permian Basin. The property is located in the Northeast region of the County. The Pecos leasehold is comprised of multiple leases, and the Company has working interest in these leases. The Company has drilled 17 wells throughout this property, 11 producing and 6 shut-in. The Company has working interest in this acreage and has capitalized $6,917,279 of cost in evaluated properties. (See Note 8)

Note 5. Related Party Payables and Short-Term Debt

As of October 31, 2014, related party payables consisted of accrued oil and gas drilling expenses billed to Amazing Energy, Inc. by Jilpetco, Inc.  The related party payable totals $101,990 and accrued and unpaid interest on related party long-term debt of $160,369. Related party Short-Term Debt as of October 31, 2014 was $673,695. The related party payables and Short-term Debt at July 31, 2014 were $145,176 and $673,695 respectively.

Note 6. Commitments and Contingencies

The Company is subject to contingencies as a result of environmental laws and regulations.    Present and future environmental laws and regulations applicable to the Company's operations could require substantial capital expenditures or could adversely affect its operations in other ways that cannot be predicted at this time.  As of October 31, 2014, no amounts had been recorded because no specific liability has been identified that is reasonably probable of requiring the Company to fund any future material amounts.

Lease Commitments - Our principal executive offices are in leased office space in Amarillo, Texas.  The leased office space consists of approximately 3,700 square feet and is leased through February 28, 2019.

Legal Proceedings - During the ordinary course of business, the Company may become involved in legal proceeding with third parties. These proceedings are subject to the uncertainties inherent in any litigation, and require judgment to determine the significance of the contingency or uncertainty. In the event of litigation, we plan to defend ourselves vigorously in all such matters. As of October 31, 2014, we were not involved in any litigation matters.

Note 7. Stockholders' Equity

Preferred Stock Series A:

On October 8, 2014, the Company converted its 1,000,000 outstanding shares of Series A Preferred stock into 1,250,000 shares of common stock and paid $219,162 in declared and accrued dividends. As of October 31, 2014, there were no shares of Series A Preferred Stock issued and outstanding.

F-5

Preferred Stock Series B:

On October 8, 2014, the Company converted its 1,000,000 outstanding shares of Series B Preferred stock into 1,182,000 shares of common stock and paid $269,695 in declared accrued dividends. As of October 31, 2014, there were no shares of Series B Preferred Stock issued and outstanding.

Preferred Stock Series C:

On October 8, 2014, the Company converted its 1,000,000 outstanding shares of Series C Preferred stock into 1,150,000 shares of common stock and paid $326,667 in declared and accrued dividends. As of October 31, 2014, there were no shares of Series C Preferred Stock issued and outstanding.

Preferred Stock Series D:

On October 8, 2014, the Company converted its 1,000,000 outstanding shares of Series D Preferred stock into 1,100,000 shares of common stock and paid $337,579 in declared and accrued dividends. As of October 31, 2014, there were no shares of Series D Preferred Stock issued and outstanding.

Preferred Stock Series E:

On October 8, 2014, the Company converted its 987,027 outstanding shares of Series E Preferred stock into 1,036,378 shares of common stock and paid $278,914 in declared and accrued dividends. As of October 31, 2014, there were no shares of Series E Preferred Stock issued and outstanding.

Common Stock:

On October 2, 2014, the Company sold 2,500,000 shares of common stock at $0.60 per share in a private placement. The net proceeds of the sale of stock was $1,500,000.

On October 3, 2014, the Company granted and aggregate of 125,000 shares of common stock to its officers and directors. Three directors each received 25,000 shares of commons stock and one officer received 50,000 shares.

During the period ended October 31, 2014, the Company issued 125,000 shares under its stock-based compensation plan. During the period ended October 31, 2014, the Company recognized a total of $75,000 in net stock-based compensation related to prior year awards.

As of October 31, 2014, there were 22,009,592 shares of Common Stock issued and outstanding.

As there is no public market for common shares of Amazing Energy, Inc., the Company derived the fair value of its common shares from the per share price paid for its convertible preferred stock.

Note 8. Related Party Long-Term Debt

On January 3, 2011, the Company formalized the loan agreements with the former owners of Amazing Energy, LLC (and current shareholders of Amazing Energy, Inc.) for the total of $3,040,000. These notes mature on December 31, 2021 and bear interest at the rate of 6% per annum.

On December 31, 2010, Amazing Energy, LLC entered into a line of credit agreement with the majority shareholder of Amazing Energy, Inc.  Funds advanced on the line of credit mature on December 31, 2031 and bear interest at the rate of 3% per annum.

The operator of Amazing Energy, Inc.'s oil and gas properties is Jilpetco, Inc., a company controlled by one of the partners of the majority shareholder of Amazing Energy, Inc. During the period, 100% of the Company's oil and gas sales came from Jilpetco, Inc.

F-6

In addition, the Company purchased various oil and gas working interests from another commonly controlled entity during 2011.

As of October 31, 2014, total debt due to related parties was $3,368,474, of which $2,694,779 was long-term and
$673,695 was short-term.

Note 9. Transaction with Gold Crest

On October 9, 2014, the Company entered into a change in control agreement with Gold Crest Mines, Inc., a US publicly traded company registered with the Securities and Exchange Commission. Under the terms of the agreement, certain controlling shareholders of Amazing Energy, Inc. exchanged 12,829,000 shares of its common stock to Gold Crest Mines, Inc. for 384,848,504 shares of common stock and 79,755 shares of Series "A" convertible preferred stock of Gold Crest Mines. Each Series "A" convertible preferred share is convertible into 10,000 shares of Gold Crest Mines, Inc. common stock.

Note 10. Subsequent Events

Management reviewed all events that occurred subsequent to October 31, 2014 and through February 4, 2015, and there were no significant items to disclose.

F-7

Exhibit C

TABLE OF CONTENTS

Index

Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2014	F-1

Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended July 31, 2014	F-2

Unaudited Pro Forma Consolidated Statement of Operations
for the Three Months Ended October 31, 2014	F-3

Notes to the Unaudited Pro Forma Consolidated Financial Statements	F-4

AMAZING ENERGY OIL AND GAS CO.
Unaudited Pro Forma Consolidated Balance Sheet
For the Fiscal Year Ended July 31, 2014

						Adjusted
	Gold	Amazing	Combined	Pro Forma		Pro Forma
	Crest	Energy, Inc.	Totals	Adjustments	REF	Totals
ASSETS
CURRENT ASSETS
Cash & Cash Equivalents	1,229	434,619	435,848			435,848
Oil & Gas Receivables, Related Party	-	234,598	234,598			234,598

Total Current Assets	1,229	669,217	670,446			670,446

PROPERTY, PLANT AND EQUIPMENT, NET	-	59,917	59,917			59,917
OIL & GAS PROPERTIES, FULL COST METHOD
Evaluated Properties	-	6,185,430	6,185,430			6,185,430
Unevaluated Properties	11,373	-	11,373			11,373

Total oil & Gas Properties, Full Cost Method	11,373	6,185,430	6,196,803			6,196,803
Other Assets	-	26,621	26,621			26,621

TOTAL ASSETS	12,602	6,941,185	6,953,787			6,953,787

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	31,329	-	31,329			31,329
Accounts Payable, Related Party		145,176	145,176			145,176
Accrued Liabilities	83,661	6,805	90,466			90,466
Interest Payable, Related Party		112,259	112,259			112,259
Short Term Debt, Related Party	80,213	673,695	753,908			753,908

Total Current Liabilities	195,203	937,935	1,133,138			1,133,138

LONG TERM LIABILITIES
Asset Retirement Obligation		278,612	278,612			278,612
Long Term Debt, Related Party		2,694,779	2,694,779			2,694,779

Total Long Term Liabilities		2,973,391	2,973,391			2,973,391

TOTAL LIABILITIES	195,203	3,911,326	4,106,529			4,106,529

SHAREHOLDERS' EQUITY:
Common stock, Par $0.001, 500,000,000 authorized	94,006	136	94,142	(128)	1	478,829
				384,849	2
				13	5
				12	6
				12	7
				11	8
				10	9
				(92)	4
Preferred Stock				79,755	3	79,755
Series A convertible preferred stock		10,000	10,000	(10,000)	5
Series B convertible preferred stock		10,000	10,000	(10,000)	6
Series C convertible preferred stock		10,000	10,000	(10,000)	7
Series D convertible preferred stock		10,000	10,000	(10,000)	8
Series E convertible preferred stock		9,870	9,870	(9,870)	9
Treasury stock		(90,998)	(90,998)	90,998	10
Additional Paid-In Capital	9,495,503	6,477,404	15,972,907	128	1	5,695,135
				(384,849)	2
				(79,755)	3
				(90,998)	10
				9,987	5
				9,988	6
				9,988	7
				9,989	8
				9,860	9
				(9,772,110)	11
Accumulated Deficit	(9,772,110)	(3,406,553)	(13,178,663)	9,772,110	11	(3,406,553)

Total Shareholders' Equity	(182,601)	3,029,859	2,847,258	(92)		2,847,166
Non-controlling interest				92	4	92
Total Equity	(182,601)	3,029,859	2,847,258	-		2,847,258

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	12,602	6,941,185	6,953,787	-		6,953,787

F-1

AMAZING ENERGY OIL AND GAS CO.
Unaudited Pro Forma Consolidated Statements of Operations
For the Fiscal Year Ended July 31, 2014

						Adjusted
	Gold	Amazing	Combined	Pro Forma		Pro Forma
	Crest	Energy, Inc.	Totals	Adjustments	REF	Totals

OIL & GAS SALES		1,414,276	1,414,276			1,414,276

OPERATING EXPENSES
Lease Operating Expenses		449,960	449,960			449,960
Selling, General, & Administrative Expenses	97,652	671,873	769,525			769,525
Depreciation Expense		10,828	10,828			10,828
Depletion Expense		500,355	500,355			500,355
Accretion Expense		12,605	12,605			12,605
Gain on Sale of Assets						-

TOTAL OPERATING EXPENSES	97,652	1,645,621	1,743,273			1,743,273

INCOME (LOSS) FROM OPERATIONS	(97,652)	(231,345)	(328,997)			(328,997)

OTHER INCOME (EXPENSE)
Interest Expense		(192,313)	(192,313)			(192,313)

TOTAL OTHER INCOME (EXPENSE)		(192,313)	(192,313)			(192,313)

NET INCOME (LOSS)	(97,652)	(423,658)	(521,310)			(521,310)

F-2

AMAZING ENERGY OIL AND GAS CO.
Unaudited Pro Forma Consolidated Statements of Operations
For the Three Months Periods Ended October 31, 2014

						Adjusted
	Gold	Amazing	Combined	Pro Forma		Pro Forma
	Crest	Energy, Inc.	Totals	Adjustments	REF	Totals

OIL & GAS SALES		324,317	324,317			324,317

OPERATING EXPENSES
Lease Operating Expenses		218,000	218,000			218,000
Selling, General, & Administrative Expenses	95,462	185,614	281,076			281,076
Depreciation Expense		1,768	1,768			1,768
Depletion Expense		110,324	110,324			110,324
Accretion Expense		3,441	3,441			3,441
Gain on Sale of Assets

TOTAL OPERATING EXPENSES	95,462	519,147	614,609			614,609

INCOME (LOSS) FROM OPERATIONS	(95,462)	(194,830)	(290,292)			(290,292)

OTHER INCOME (EXPENSE)
Interest Income		104	104			104
Interest Expense		(48,111)	(48,111)			(48,111)

TOTAL OTHER INCOME (EXPENSE)		(48,007)	(48,007)			(48,007)

NET INCOME (LOSS)	(95,462)	(242,837)	(338,299)			(338,299)

F-3

AMAZING ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

These unaudited pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). These pro forma consolidated financial statements do not contain all of the information required for annual financial statements.  Accordingly, the should be read in conjunction with the most recent annual financial statements of Amazing Energy, Inc. (formerly Gold Crest Mines, Inc.).  Effective October 9, 2014, Amazing Energy, Inc. entered into a change in control agreement with Gold Crest Mines, Inc., a US publicly traded company registered with the Securities and Exchange Commission. Under the terms of the agreement, certain controlling shareholders of Amazing Energy, Inc. exchanged 12,829,000 shares of its common stock to Gold Crest Mines, Inc. for 384,848,504 shares of common stock and 79,755 shares of Series "A" convertible preferred stock of Gold Crest Mines. Each Series "A" convertible preferred share is convertible into 10,000 shares of Gold Crest Mines, Inc. common stock.

These pro forma consolidated financial statements have been compiled from and include:

a)
An unaudited pro forma consolidated balance sheet combining the audited balance sheet of Amazing Energy, Inc. as of July 31, 2014, with the unaudited balance sheet of Gold Crest Mines, Inc. as of July 31, 2014, giving the effect to the transaction is if it occurred on July 31, 2014.

b)
An unaudited pro forma consolidated statement of operations combining the audited statement of operations of Amazing Energy, Inc. for the year ended July 31, 2014, with the unaudited statement of operations of Gold Crest Mines, Inc. for the year ended July 31, 2014, giving effect to the transaction as if it occurred on July 31, 2014.

c)
An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of Amazing Energy, Inc. for the three months ended October 31, 2014, with the unaudited statement of operations of Gold Crest Mines, Inc. for the three months ended October 31, 2014, giving effect to the transaction as if it occurred on July 31, 2014.

The unaudited pro forma financial consolidated statements have been compiled using the significant accounting policies as set out in the audited financial statements of Amazing Energy, Inc. and Gold Crest Mines, Inc. of the years ended July 31, 2014 and December 31, 2013, respectively. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Amazing Energy, Inc. and Gold Crest Mines, Inc.

It is management's opinion that these pro forma consolidated financial statements include all adjustments necessary for fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Amazing Energy, Inc.'s accounting policies.  No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma consolidated statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Amazing Energy, Inc which would have actually resulted had the proposed transaction been effected on the date indicated.  Further, the unaudited pro forma financial information in not necessarily indicative of the results of operations that may be obtained in the future.  The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

F-4

Note 2. Proposed Transaction

October 9, 2014, Amazing Energy, Inc. entered into a change in control agreement ("Plan of Merger") with Gold Crest Mines, Inc., a US publicly traded company registered with the Securities and Exchange Commission. Under the terms of the agreement, certain controlling shareholders of Amazing Energy, Inc. exchanged 12,829,000 shares of its common stock to Gold Crest Mines, Inc. for 384,848,504 shares of common stock and 79,755 shares of Series "A" convertible preferred stock of Gold Crest Mines. Each Series "A" convertible preferred share is convertible into 10,000 shares of Gold Crest Mines, Inc. common stock. The remaining outstanding shares of Amazing Energy, Inc. are treated as a minority interest and will eventually be converted into shares of common stock at the same exchange ratio as the certain controlling shareholders.

The Plan of Merger was treated as a reverse merger with Gold Crest Mines, Inc. deemed the accounting acquirer and Amazing Energy, Inc. deemed the accounting acquiree under the purchase method of accounting.  The reverse merger is deemed a recapitalization and the pro forma consolidated financial statements represent the continuation of the financial statements of Gold Crest Mines, Inc. including its capital structure.  Assets acquired and liabilities assumed are reported at their historical amounts.

Pro forma adjustments reflect [1] the issuance of 384,848,504 shares of Common Stock and 79,755 shares of Preferred Stock of Gold Crest Mines, Inc. in exchange for 12,829,000 shares of Common Stock, which represents controlling share, of Amazing Energy, Inc.

The following is a detail of the pro forma adjustments:

REF	Acct Name	Description
1	Common Stock	Exchange 12,829,000 shares of Amazing Energy for	128
1	Additional Paid-in Capital	384,848,508 shares of Gold Crest Mines		(128)
2	Common Stock	Exchange 12,829,000 shares of Amazing Energy for		(384,849)
2	Additional Paid-in Capital	384,848,508 shares of Gold Crest	384,849
3	Preferred Stock	Issue 79,755 preferred shares of Gold Crest convertible		(79,755)
3	Additional Paid-in Capital	into common at 10,000 to 1	79,755
4	Common Stock	Unconverted shares of Amazing Energy of	92
4	Minority Interest	9,181,843 shares; will convert into 844,254,382		(92)
5	Common Stock	To convert Series A Preferred to		(13)
5	Preferred Stock	1,250,000 shares of Amazing Energy common and	10,000
5	Additional Paid-in Capital	will convert into 115,207,587 of Gold Crest		(9,987)
6	Common Stock	To convert Series B Preferred to		(12)
6	Preferred Stock	1,182,000 shares of Amazing Energy common and	10,000
6	Additional Paid-in Capital	will convert into 108,940,294 of Gold Crest		(9,988)
7	Common Stock	To convert Series C Preferred to		(12)
7	Preferred Stock	1,150,000 shares of Amazing Energy common and	10,000
7	Additional Paid-in Capital	will convert into 105,990,980 of Gold Crest		(9,988)
8	Common Stock	To convert Series D Preferred to		(11)
8	Preferred Stock	1,100,000 shares of Amazing Energy common and	10,000
8	Additional Paid-in Capital	will convert into 101,382,677 of Gold Crest		(9,989)
9	Common Stock	To convert Series E Preferred to		(10)
9	Preferred Stock	1,036,378 shares of Amazing Energy common and	9,870
9	Additional Paid-in Capital	will convert into 95,518,887 of Gold Crest		(9,860)
10	Treasury Stock	Eliminate Treasury Shares of Amazing Energy		(90,998)
10	Additional Paid-in Capital		90,998
11	Deficit	Eliminate Gold Crest Deficit		(9,772,110)
11	Additional Paid-in Capital		9,772,110

F-5